EXHIBIT 10.5

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Exclusive Managerial Consulting Services Agreement

This Exclusive Managerial and Consulting Services Agreement (the “Agreement”) is executed by the following parties on the 9th day of NOV 2010 in Chongqing, China.

WHEREAS, Chongqing Difa Investment Management Limited Company (the “Party A”) is a wholly foreign-owned limited liability company duly registered and existing under the laws of the People’s Republic of China ( hereinafter referred to as “China”, for the purposes of this Agreement, exclude Hong Kong, Macao and Taiwan), with its business scope covering international economic information consultation, investment and management consultation.

WHEREAS, Chongqing Zhongbao Investment Group Limited liability Company (the “Party B”) is a limited liability company duly registered and existing under the laws of China.

WHEREAS, Party A is willing to provide Party B managerial consulting services and Party B desires to accept the services rendered by Party A.

NOW THEREFORE, in light of the principle of equality and mutual bensefit, after friendly consultations, the parties hereto agree as follows:

Article I.  Managerial and Consulting Services;

1.1 During the term of this Agreement, Party B agree that Party A provide managerial consulting services (the “Services”) on an exclusive basis to Party B as set forth in Appendix I hereto.

1.2 During the term of this Agreement，without the prior written consent of Party A，Party B shall not accept any managerial consulting services rendered by any party other than Party A. Party B shall not be licensed or assigned by any party other than Party A with any technology or technological improvements which are identical or similar to that contained in the Services rendered by Party A, unless such license or transfer is permitted by Party A through prior written consent.

1.3 Party A shall be the sole and exclusive owner of all rights, title and interests to and in any intellectual property arising from the performance of this Agreement, including, but not limited to, any copyrights, patents, technological secrets, business know-how, regardless of the intellectual property mentioned above is developed by Party A or Party B based on Party A’s existing intellectual property.

1.4 Party B undertakes that, on the same conditions offered to Party B , Party B shall afford Party A and its affiliates with a priority to cooperate with Party B in future business cooperation.

Article II.  Obligations of Party A and Party B

2.1 Obligation of Party A

Party A agrees to provide to Party B the Services during the term of this Agreement.

2.2 Obligations of Party B

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

2.2.1	During the term of this Agreement，Party B shall pay the Service fee to Party A in accordance with the fee schedule set forth in Appendix II hereto.

2.2.2	Party B shall utilize the Services provided by Party A in good faith for the purposes set forth in this Agreement.

2.2.3	Party B shall notify Party A of the occurrence of any event or any matters or issues arised which are likely to have an influence on Party B’s regular business operations.

2.2.4	Party B shall admit Party A’s personnel or persons authorized by Party A into Party B’s offices and other working facilities.

2.2.5
Party B shall not take any actions and shall try to procure any third party not to take any actions which will have harmful influence on the proprietorship of technology or intellectual property rights enjoyed by Party A under this agreement.

2.2.6	Party B shall obtain and hold in full force and effect all governmental permits and approvals (if any) required for Party A to fulfill its obligations under this Agreement.

Article III.  Representations and Warranties

3.1 Party A hereby represents and warrants to Party B as follows:

3.1.1	Party A is a company duly registered and validly existing under the laws of the People’s Republic of China.

3.1.2
  Party A has the full right, power, authority and capacity and all consents and approvals of the relevant third party and government entity necessary to execute and perform this Agreement, which shall not cause a breach of any contract to which Party A is a counterparty or be in breach of any applicable laws.

3.1.3	This Agreement will constitute a legal, valid and binding agreement of Party A enforceable against it in accordance with its terms upon its execution.

3.2 Party B hereby represents and warrants to Party A as follows:

3.2.1	Party B is a company duly registered and validly existing under the laws of the People’s Republic of China and is licensed to engage in the provision of the Services.

3.2.2
  Party B has the full right, power and authority and capacity and all consents and approvals of the relevant third party and government entity necessary to execute and perform this Agreement, which shall not cause a breach of any contract to which Party A is a counterparty or be in breach of any applicable laws.

3.2.3	This Agreement will constitute a legal, valid and binding agreement of Party B enforceable against it in accordance with its terms upon its execution.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Article IV.  Confidentiality

4.1 Party B agrees to use all reasonable means to protect and maintain the confidentiality of Party A’s confidential data and information obtained as a result of  the provision of the Services by Party A to Party B (collectively “Confidential Information”), Party B shall not disclose or transfer any Confidential Information to any third party without Party A’s prior written consent. Upon termination or expiration of this Agreement, Party B shall, at Party A’s option, return all and any documents, information or software that may contain any such Confidential Information or destroy and delete any Confidential Information from any memory device, and cease to use it. Party B shall by necessary means confine the disclosure of the Confidential Information only to Party B’s employees, agents or professional consultants necessary to know such information and procure the same abide by the confidentiality obligations hereunder.

4.2 The following shall not be considered Confidential Information:

4.2.1	Information that is available in the public domain at the time of the disclosure;

4.2.2	Information that becomes available in the public domain after the disclosure for reasons other than Party B’s fault;

4.2.3
  Information which Party B can prove to be known to Party B prior to the disclosure by Party A and not obtained from Party A, or the affiliates, shareholders or ultimate shareholders of Party A either directly or indirectly.

4.2.4
  Information that Party B is required to disclose by law or order of a Governmental Entity or court of competent jurisdiction, or in its due course of business, Party B discloses to its direct legal counsel and financial advisor, provided that Party B procure its legal counsel and financial advisor abide by the confidentiality obligations hereunder.

4.3 Article Ⅳ shall survive any amendment, expiration or termination of this Agreement.

Article V.  Liability of Default

5.1 Except otherwise provided by this Agreement, if Party B fails to fully perform or suspends the performance of any of their obligations under this Agreement and fails to remedy such non-performance within 30 days after receiving notice of such breach from Party A, Party B will be deemed to be in breach of the terms of this Agreement.

5.2 If Party B violates this Agreement which causes Party A to incur any costs (including but not limited to legal fees, legal costs, arbitration fees and travel costs), and/or responsibility for any loss suffered (including but not limited to a reasonable loss of profit), Party B shall be liable to compensate Party A for such cost, liability and/or damages.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Article VI.  Entire Agreement; Amendments

6.1 All the agreements expressly referred to or contained in this Agreement together with this Agreement constitute an entire agreement between the parties on the subject matter therein and herein, which replace all oral and written agreements, contracts, understandings and communications between the parties concerning the subject matter therein and herein.

6.2 Any amendment, supplement or modification to this Agreement must be in writing and signed by each of the parties hereto. Any amendment, supplement or modification following due execution by the parties hereto shall become an integral part of this Agreement and be of the same legal force and effect.

Article VII.  Governing Law

The execution, validity, performance and construction of this Agreement, as well as the settlement of disputes shall be governed and construed by the laws of the People’s Republic of China.

Article VIII.  Settlement of Disputes

8.1 In the event of a dispute between the parties hereto concerning the construction and/or performance of any provision of this Agreement, the parties hereto shall consult to resolve the dispute in good faith. Failing such consultation, any party hereto may submit such dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with its Arbitration Rules. The place of arbitration shall be Beijing, and the arbitration shall be conducted in Chinese. The decision of the CIETAC shall be final and binding on the parties hereto.

8.2 Every Party is continuingly entitled to exercise its rights and shall perform its obligations hereunder during the period of arbitration.

Article IX.  Notices

9.1 Any notice served on a party hereto in connection with the performance of such party’s rights and obligations hereunder shall be served in writing. If served in person, the notification shall be deemed to be made on its actual delivery; if sent via telex or fax, on its dispatch. If the day of service falls on a day other than a business day or after business hours, the immediate following business day should be deemed the day of service of such notification.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

9.2 Any notices or other communications shall be sent to the parties hereto at the following addresses in accordance with the terms of Section 9.1:

Party A: Chongqing Difa Investment Management Limited Company

Address:
Fax:
Tel:
Receiver:

Party B: Chongqing Zhongbao Investment Group Limited liability Company .

Address:
Fax:
Tel:
Receiver:

Article X.  Effectiveness; Term

10.1 This Agreement shall be executed by the authorized representatives on the date first set forth above and enter into force at the same time. Unless any relevant provision hereunder shall terminate at an earlier date, this Agreement shall have a term expiring ten (10) years from the date first written above. Following the expiration of the term, unless Party A shall have notified Party B and not less than three (3) months in advance of such expiration date in writing of its intention not to renew this Agreement, this Agreement shall automatically extend for another ten (10) years.

10.2 If any provision of this Agreement shall be deemed illegal or unenforceable, the provision shall be deemed to be deleted from the Agreement and null and void.  All other provisions of this Agreement shall remain valid and the provision deleted shall be treated as having no application and shall be considered as never having formed a part of this Agreement.  The parties shall consult with each other and consent to a mutually acceptable, legitimate and effective provision to replace any such deleted provisions.

10.3 The failure of any party to exercise any right, power or privilege under this Agreement shall not be deemed a waiver of the same. Any separate exercise of any right, power or privilege shall not exclude the exercise of any other right, power or privilege.

10.4 This Agreement is written in both English and Chinese, and both versions shall be equally binding. Should any discrepancy arise between the two versions, the Chinese version shall prevail.

10.5 This Agreement is made into 8 originals with each Party holding one original, the rest of which are kept with Party A as back-up documents. Each original of the Agreement shall be equally binding.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

[Signature page follows]

Party A: Chongqing Difa Investment Management Limited Company

Authorized representative:

Party B: Chongqing Zhongbao Investment Group Limited liability Company.

Authorized representative:

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

IN WITNESSTH WHEREOF, the duly authorized representatives of each Party hereto have duly executed this Agreement on the date first above written.

Party A:Chongqing Difa Investment Management Limited Liability Company (seal)

Legal representative or authorized representative: (signature)

Party B: Chongqing Zhaobao Investment ( Group )Limited Liability Company (seal)

Legal representative or authorized representative: (signature)

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Appendix 1: List of Managerial and Consulting Services

Type of Service	Content of Service
Investment Management Consulting	Investment Management & Investment Consulting
International Business Consulting	Planning of development strategy, project feasibility study, business planning and sales planning, and investigation on a specially entrusted basis
Bulilding Management Consulting	Buliding Business Consulting & Building Managent Consulting

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Appendix 2: Calculation and Payment of the Fee for Managerial and Consulting Services

The rate of the fees charged for the Services (“Service Fees”) shall be calculated as 100% of Party B’s total quarterly income. The fee will be paid on a quarterly basis according to the services actually rendered. The fees for other relevant technological and consulting services rendered upon Party B’s request from time to time shall be otherwise agreed. Considering the development of Party B’s future business, both parties agree that Party B shall maintain in its bank account an amount no less than RMB10 million in cash or cash equivalent (hereinafter referred to as “Minimum Cash Flow”). At the end of each quarter, if the Minimum Cash Flow will be below the above required amount after Party B pays up the Service Fees according to relevant provisions, Party B shall pay the Service Fees with all the residual payable cash it then possesses after the deduction of the Minimum Cash Flow, the due date for the remaining part of the Services Fees shall be postponed to the next quarter, which shall be paid together with the Service Fees of that quarter. If Party B still can not meet the requirement, Party A is entitled to reduce the Service Fees for the relevant quarter to at least RMB 100 thousand.

LITERAL ENGLISH TRANSLATION OF GOVERNING CHINESE TEXT

Appendix 3: The Service Period and Profit Estimation

The service period is tentatively fixed as 30 years and the profit of Zhongbao will be RMB 30million per year by estimation.